Exhibit 99.1

Cerus Corporation Announces Record Second Quarter 2021 Financial Results and Raises Full Year Product Revenue Guidance

Highest Quarterly Total and Product Revenue in Company History

Total Revenue of $37.8 Million Grew 41% in Second Quarter

Product Revenue of $31.5 Million Led by 128% Growth in North America as INTERCEPT Platelet Sales Ramped in the U.S.

Full-Year 2021 Product Revenue Guidance Range Raised to $118-122 Million

CONCORD, CA, August 3, 2021 - Cerus Corporation (Nasdaq: CERS) today announced financial results for the second quarter ended June 30, 2021.

Recent developments and highlights include:

•	Second quarter 2021 total revenue of $37.8 million, reflecting a 41% increase over the prior year period. Total revenue was composed of (in thousands, except %):

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands, except percentages)	2021	2020	Change	2021	2020	Change
Product revenue	$31,484	$21,503	46%	$54,863	$40,114	37%
Government contract revenue	6,279	5,324	18%	12,466	11,354	10%

Total revenue	$37,763	$26,827	41%	$67,329	$51,468	31%

•

As of this release, the Company is increasing its 2021 annual product revenue guidance range to $118 million to $122 million (from the prior guidance of $110 million to $114 million), representing an approximately 28% to 33% increase over full year 2020 reported product revenue.

•	Submitted PMA supplement to U.S. FDA for 7-day storage of INTERCEPT platelets.

•	Announced collaboration with LifeSouth Community Blood Centers to manufacture INTERCEPT Fibrinogen Complex, expanding the initial launch footprint into the Florida market.

•	First hospital customer contracts signed in initial launch states for INTERCEPT Fibrinogen Complex.

•	Announced the U.S. Centers for Medicare & Medicaid Services (CMS) has granted a New Technology Add-On Payment (NTAP) for INTERCEPT Fibrinogen Complex.

•	Submitted fourth and final module (Manufacturing) of CE Mark application for INTERCEPT red blood cells.

•	Cash, cash equivalents, and short-term investments of $123 million at June 30, 2021.

“The second quarter of 2021 was exceptional for Cerus on numerous fronts. Our record quarterly product revenue of $31.5 million exceeded our expectations and was led by U.S. platelet adoption,” said William ‘Obi’ Greenman, Cerus’ president and chief executive officer. “This strong momentum gives us confidence in delivering significant top-line growth over the balance of the year, and we are raising our full year product revenue guidance accordingly.”

“In addition to our strong commercial execution, I am also very proud of several other accomplishments we made as an organization during the second quarter. As planned, we made two important regulatory submissions, with our PMA supplement to the FDA for 7-day storage of INTERCEPT platelets, as well as the fourth and final module of our CE Mark submission for INTERCEPT red blood cells. In addition, for our therapeutics business, we have signed initial customer contracts with hospitals who plan to begin using INTERCEPT Fibrinogen Complex in the second half of 2021, expanded our initial reach into the state of Florida through our collaboration with LifeSouth and received the NTAP from CMS,” Greenman continued.

Revenue

Product revenue during the second quarter of 2021 was $31.5 million, compared to $21.5 million during the same period in 2020. Product revenue growth during the quarter benefited from increased demand for INTERCEPT platelet products in the U.S., with broad-based demand from blood centers across the country.

Second quarter government contract revenue was $6.3 million, compared to $5.3 million during the same period in 2020. Second quarter government contract revenue was comprised of funding associated with research and development (R&D) activities related to the INTERCEPT Blood System for Red Cells as well as sponsored efforts related to the development of next generation pathogen reduction technology to treat whole blood.

Product Gross Profit & Margin

Product gross profit increased $4.4 million over the same period in 2020, however, product gross margins on product revenue during the second quarter of 2021 were 51.3% compared to 54.9% for the second quarter of 2020. The decrease in product gross margin was expected and was tied to increased sales to our U.S. customers, who typically use the Company’s single dose platelet kits, which provide a lower product gross margin percentage compared to our double dose kits that are used more broadly outside of the U.S. Additionally, increased freight costs also contributed to the decrease when compared to the prior year period.

Operating Expenses

Total operating expenses for the second quarter of 2021 were $36.8 million compared to $31.7 million for the same period of the prior year. In general, operating expenses were higher, in part due to the resumption of certain activities that had been suspended due to the effects of the COVID-19 pandemic.

Selling, general, and administrative (SG&A) expenses for the second quarter of 2021 totaled $19.8 million, compared to $16.1 million for the second quarter of 2020. The year-over-year increase in SG&A expenses was tied to incremental expenses associated with the launch of the Company’s INTERCEPT Fibrinogen Complex product, incentive compensation costs, as well as increases in certain vendor fees.

R&D expenses for the second quarter of 2021 were $17.1 million, compared to $15.6 million for the second quarter of 2020. Higher R&D expenses were driven in part by costs associated with the INTERCEPT red blood cell programs in the U.S. and Europe, including the submissions of the third and fourth modules of the Company’s CE Mark application during the quarter. For the most part, U.S. red blood cell efforts are reimbursed and recorded as Government Contract Revenue on the Company’s statement of operations. Additionally, R&D expense during the 2021 period also included elevated costs associated with the development of a next generation, LED-based illuminator.

Net Loss

Net loss for the second quarter of 2021 was $15.4 million, or $0.09 per basic and diluted share, compared to a net loss of $14.9 million, or $0.09 per basic and diluted share, for the second quarter of 2020.

Balance Sheet

At June 30, 2021, the Company had cash, cash equivalents and short-term investments of $122.8 million, compared to $133.6 million at December 31, 2020.

During the quarter, the Company continued its investments in inventory in response to the expected growth of its business. At the same time, the Company continued to manage its accounts receivable, maintaining healthy days sales outstanding and managed cash use from operations down to $8.7 million. The Company continues to have access to additional funds under its loan agreement and, separately, revolving line of credit. During Q2, the Company exercised its option to extend the interest-only duration of its term loans through 2023, in accordance with its loan agreement. At June 30, 2021, the Company had approximately $54.7 million in outstanding term loans and $9.3 million of borrowings under its revolving loan credit agreement, compared to $39.6 and $8.5 million, respectively, at December 31, 2020.

Increasing 2021 Product Revenue Guidance

Based on the strong first half revenue and expectations for the second half of 2021, the Company now expects 2021 product revenue to be in the range of $118 million to $122 million, as compared to the prior range of $110 million to $114 million. The revised guidance range represents approximately 28% to 33% growth compared to 2020 reported product revenue.

Quarterly Conference Call

The Company will host a conference call at 4:30 P.M. EDT this afternoon, during which management will discuss the Company’s financial results and provide a general business overview and outlook. To listen to the live webcast, please visit the Investor Relations page of the Cerus website at http://www.cerus.com/ir. Alternatively, you may access the live conference call by dialing (866) 235-9006 (U.S.) or (631) 291-4549 (international).

A replay will be available on Cerus’ website, or by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (international) and entering conference ID number 6554004. The replay will be available approximately three hours after the call through August 17, 2021.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE Mark and FDA approval for these two blood components. The INTERCEPT red blood cell system is under regulatory review in Europe, and in late-stage clinical development in the US. Also in the US, the INTERCEPT Blood System for Cryoprecipitation is approved for the production of INTERCEPT Fibrinogen Complex, a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to Cerus’ updated 2021 annual product revenue guidance, including Cerus’ expectation of delivering significant top-line growth over the balance of 2021; hospital customers in initial launch states for INTERCEPT Fibrinogen Complex plan to begin using INTERCEPT Fibrinogen Complex in the second half of 2021; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) meet its updated 2021 annual product revenue guidance, (b) effectively launch and commercialize the INTERCEPT Blood System for Cryoprecipitation, (c) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements, (d) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since Cerus cannot guarantee the volume or timing of commercial purchases, if any, that its U.S. customers may make under Cerus’ commercial agreements with these customers, (e) effectively expand its commercialization activities into additional geographies and/or (f) realize any revenue contribution from its pipeline product candidates, whether due to Cerus’ inability to obtain regulatory approval of its pipeline programs, or otherwise; risks associated with the ultimate duration and severity of the COVID-19 pandemic and resulting global economic and financial disruptions, and the current and potential future negative impacts to Cerus’ business operations and financial results such as the current and potential additional disruptions to the U.S. and EMEA blood supply resulting from the evolving effects of the COVID-19 pandemic; risks associated with Cerus’ lack of commercialization experience with the INTERCEPT Blood System for Cryoprecipitation and in the United States generally, and its ability to develop and maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in interstate transport of blood components processed using the INTERCEPT Blood System; risks related to Fresenius Kabi’s efforts to assure an uninterrupted supply of platelet additive solution (PAS); risks related to how any future PAS supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction, including INTERCEPT Fibrinogen Complex for the treatment and control of bleeding, and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time-consuming development and regulatory process, including the risks that (a) Cerus will continue to experience delays in successfully initiating, conducting or completing clinical trials as a result of the COVID-19 pandemic, (b) Cerus may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT Blood System, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval(s) for the INTERCEPT Blood System, (c) manufacturing site Biologics License Applications necessary for Cerus to begin distributing the INTERCEPT Blood System for Cryoprecipitation may not be obtained in a timely manner or at all, (d) Cerus may be unable to obtain CE Mark approval, or any other regulatory approvals, of the INTERCEPT red blood cell system in a timely manner or at all, (e) Cerus’ PMA supplement for 7-day storage of INTERCEPT-treated platelets may not be approved in a timely manner, or at all, (f) Cerus may be unable to meet its enrollment goals for its clinical studies and the patient enrollment may otherwise be delayed or slower than expected, and (g) Cerus may otherwise be unable to obtain the requisite regulatory approvals to advance its pipeline programs and bring them to market in a timely manner or at all; risks associated with the uncertain nature of BARDA’s funding over which Cerus has no control as well as actions of Congress and governmental agencies that may adversely affect the availability of funding under Cerus’ BARDA agreement and/or BARDA’s exercise of any potential subsequent option periods, including in connection with the general economic environment and uncertainty associated with the evolving effects of the COVID-19 pandemic, such that the anticipated activities that Cerus expects to conduct with the funds available from BARDA may be further delayed or halted and that Cerus may not otherwise realize the total potential value under its agreement with BARDA; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from the evolving effects of the COVID-19 pandemic or otherwise in the markets where Cerus currently sells and is anticipated to sell its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; Cerus’ ability to maintain an effective, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negatively impacted as a result of the evolving effects of the COVID-19 pandemic, (b) Cerus’ manufacturers could be unable to comply with extensive FDA and foreign regulatory agency requirements, and (c) Cerus may be unable to maintain its primary kit manufacturing agreement and its other supply agreements with its third party suppliers; Cerus’ ability to identify and obtain additional partners to manufacture the INTERCEPT Blood System for Cryoprecipitation; risks associated with Cerus’ ability to meet its debt service obligations and its need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of Cerus’ future capital requirements and its future revenues and other financial performance and results, as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Quarterly Report on Form 10-Q, filed with the SEC on May 4, 2021, and future filings and reports by Cerus. In addition, to the extent that the COVID-19 pandemic adversely affects Cerus’ business and financial results, it may also have the effect of heightening many of the other risks and uncertainties described above. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

Contact:

Matt Notarianni – Senior Director, Investor Relations

Cerus Corporation

925-288-6137

Supplemental Tables

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2021 vs. 2020	2021 vs. 2020
Platelet Kit Growth
U.S.	146%	99%
Rest of World	18%	5%
Worldwide	73%	44%

Change in Calculated Number of Treatable Platelet Doses
U.S.	142%	98%
Rest of World	22%	6%
Worldwide	67%	39%

*	Dose treated calculation based on the number of kits sold and the product configuration (single, double, and triple dose kits)

CERUS CORPORATION

PRODUCT REVENUE BY REGION

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Product revenue:
Europe, Middle East and Africa	$16,231	$14,462	$29,508	$26,682
North America	14,647	6,400	24,311	12,477
Other	606	641	1,044	955

Total product revenue	$31,484	$21,503	$54,863	$40,114

CERUS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share information)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Product revenue	$31,484	$21,503	$54,863	$40,114
Cost of product revenue	15,323	9,705	26,418	18,025

Gross profit on product revenue	16,161	11,798	28,445	22,089

Government contract revenue	6,279	5,324	12,466	11,354

Operating expenses:
Research and development	17,083	15,618	32,831	31,428
Selling, general and administrative	19,758	16,112	38,928	32,025

Total operating expenses	36,841	31,730	71,759	63,453

Loss from operations	(14,401)	(14,608)	(30,848)	(30,010)
Total non-operating expense, net	(883)	(196)	(1,795)	(1,203)

Loss before income taxes	(15,284)	(14,804)	(32,643)	(31,213)
Provision for income taxes	77	67	175	124

Net loss	$(15,361)	$(14,871)	$(32,818)	$(31,337)

Net loss per share:

Basic and diluted	$(0.09)	$(0.09)	$(0.19)	$(0.19)
Weighted average shares used for calculating net loss per share:
Basic and diluted	171,240	164,383	170,039	160,894

CERUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$59,030	$36,594
Short-term investments	63,811	97,000
Accounts receivable	22,865	21,166
Inventories	31,255	23,254
Prepaid and other current assets	8,629	5,417

Total current assets	185,590	183,431
Non-current assets:
Property and equipment, net	12,811	13,867
Goodwill	1,316	1,316
Operating lease right-of-use assets	12,477	13,122
Restricted cash and other assets	11,029	9,679

Total assets	$223,223	$221,415

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$54,098	$48,966
Debt – current	9,329	8,516
Operating lease liabilities – current	1,517	1,915
Deferred product revenue – current	871	577

Total current liabilities	65,815	59,974
Non-current liabilities:
Debt – non-current	54,682	39,588
Operating lease liabilities – non-current	16,319	16,873
Other non-current liabilities	2,170	1,174

Total liabilities	138,986	117,609

Stockholders’ equity:	84,237	103,806

Total liabilities and stockholders’ equity	$223,223	$221,415